Exhibit 1.1

[●] American Depositary Shares

Representing [●] Ordinary Shares, Par value US$0.00002 Per Share

Genetron Holdings Limited

UNDERWRITING AGREEMENT

, 2020

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

U.S.A.

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

As Representatives of the several Underwriters named in Schedule A hereto

Dear Sirs:

1.    Introductory. Genetron Holdings Limited, an exempted company with limited liability incorporated in the Cayman Islands (“Company”) agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters an aggregate of [●] American Depositary Shares (“American Depositary Shares” or “ADSs”), each representing [●] ordinary shares, par value US$0.00002 per share of the Company (“Ordinary Shares”). The aggregate of [●] ADSs to be sold by the Company are hereinafter referred to as the “Firm Securities”. The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] ADSs to cover over-allotments (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Offered Shares”).

The ADSs are to be issued pursuant to a Deposit Agreement dated as of [●], 2020 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive [●] Ordinary Shares deposited pursuant to the Deposit Agreement.

2.    Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-234805) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-235249) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has filed, in accordance with Section 12 of the Exchange Act, a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-[●]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended; no stop order suspending the effectiveness of a Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [●] [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule [B] to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Global Market (the “NASDAQ”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)    Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) and any amendment and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)    Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company, since their respective dates of incorporation, not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company, since its date of incorporation, not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)    Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e)    General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated [●], 2020 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule [B] to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)     Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication, and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution of any Written Testing-the-Waters Communications without the prior written consent of the Representatives.

(h)     Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and use its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company adopted on January 14, 2020, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(i)    Controlled Entities. The Company does not own or control, directly or indirectly, any corporation or entity other than the subsidiaries and the consolidated variable interest entity (the “VIE”) and the subsidiaries of the VIE as listed in Schedule C. The Company’s subsidiaries, the VIE and the subsidiaries of the VIE shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority (corporate and other) to own, lease and use its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; [except for those jurisdiction where failure to be so qualified has not had and would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect]; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid and non-assessable, in accordance with the applicable laws and its respective constitutional or organizational documents, and the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, is owned free from liens, claims, encumbrances and defects, except as provided in the VIE Agreements (as defined below) or disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j)    VIE Agreements and Corporate Structure.

i.    The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders of the VIE and the VIE, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits [10.13, 10.14, 10.15, 10.16, 10.17, 10.18 and 10.19] to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Controlled Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

ii.    Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required other than those already obtained for the performance of the obligations under any VIE Agreement by the parties thereto. The corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Controlled Entities, or shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction.

iii.    The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Controlled Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Controlled Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

iv.    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE and its subsidiaries, through its rights to authorize the shareholders of the VIE to exercise their voting rights.

(k)    Offered Securities. The Offered Securities and all other issued and outstanding shares in the share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and, upon (A) the automatic conversion of all of the Company’s outstanding shares as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (B) the issuance and sale of the Firm Securities, the Company shall have an authorized and outstanding capital as set forth under the columns of the Capitalization table labeled “Pro forma” and “Pro forma as adjusted”. All outstanding Ordinary Shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, the Offered Shares will have been, validly issued, fully paid and non-assessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Final Prospectus to the description of such Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Shares; none of the outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Offered Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Securities under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of the Offered Securities as contemplated by the Deposit Agreement.

(l)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(m)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(a)(xii) hereof. Each officer, director, shareholder, and award holders of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(n)    Listing. The Offered Securities have been approved for listing on the [NASDAQ], subject to notice of issuance.

(o)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Securities are offered and sold and (ii) under the rules and regulations of FINRA.

(p)    Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities (i) have good and marketable title to all properties and assets owned by them, in each case free from liens, charges, mortgages, pledges, security interests, claims restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and (ii) hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(q)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance and sale of the Offered Securities will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the charter or by-laws of the Company or any of the Controlled Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(r)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, loan agreement, deed of trust, mortgage, lease or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (iii) in breach or violation of any provision of applicable law, including but not limited to, any applicable law concerning genomic testing services, intellectual property rights and foreign investment in the genomic testing service sector in China and user privacy protection or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Controlled Entities or any of their properties and assets, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company and the Controlled Entities taken as a whole, or on the ability of the Company and the Controlled Entities to carry out their obligations under this Agreement and the Deposit Agreement or consummate the transaction contemplated by the Registration Statement, the General Disclosure Package or the Final Prospectus (“Material Adverse Effect”).

(s)    Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(t)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADSs specified therein and in the Deposit Agreement. The Deposit Agreement and the ADSs conforms in all material aspects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(u)    Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Final Prospectus, and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package and the Final Prospectus as of the Applicable Time (to the extent such filing is required under Rule 433 of the Act), the Final Prospectus and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(v)    Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate licenses, certificates, permits and other authorizations (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or necessary for or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(w)    Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(x)    Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities that could have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the best knowledge of the Company, is imminent.

(y)    Possession of Intellectual Property. The Company and the Controlled Entities own or possess adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities other than joint intellectual property applications; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, or the Controlled Entities in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (viii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (ix) the Company and the Controlled Entities are not in breach of, and have complied in all material aspects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (x) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all material aspects.

(z)    Environmental Laws. (a) Neither the Company nor any of the Controlled Entities (i) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of the Company and the Controlled Entities, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance; and (c) neither the Company nor any of the Controlled Entities (i) is subject to any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of the Controlled Entities, nor does the Company or any of the Controlled Entities know any such proceeding is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (iii) anticipates any material capital expenditures relating to any Environmental Laws, except in the case of clauses (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(aa)    Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sale,” “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(bb)    Absence of Manipulation. None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(cc)    Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including but not limited to the number of tests conducted and the number of hospital covered, are true and accurate in all material respects.

(dd)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package, the Final Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ee)    Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the international financial reporting standards (“IFRS”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Upon consummation of the offering of the Offered Securities, the Internal Controls will be overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the Exchange Rules. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting, (C) no fraud involving management or other employees who have a significant role in Internal Controls and (D) any violation of, or failure to comply with, the Securities Laws, or any matter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (each, an “Internal Control Event”). Each of the Company’s independent directors meets the criteria for “independence” under the rules and regulations under the Exchange Act, the Exchange Rules and, with respect to independent directors who are members of the Audit Committee, the Sarbanes Oxley.

(ff)    Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or, to the best knowledge of the Company, any officer or director of the Company or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities or such directors or officers, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Company, contemplated.

(gg)    Consolidated Financial Statements. The consolidated financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries and VIE and the subsidiaries of the VIE as of the dates shown and their results of operations, changes in stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in compliance as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the IFRS applied on a consistent basis; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal financial reporting team have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim periods covered by the Registration Statement; or (iii) any Internal Control Event.

(hh)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and the Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(ii)    No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital , short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (iv) neither the Company nor any of the Controlled Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any material business or any other material asset, or (4) agreed to take any of the foregoing actions, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(jj)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

(kk)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll)    PFIC Status. Based on the current expected composition of the Company’s income and assets and the value of its assets, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its current taxable year.

(mm)    Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and may be freely transferred out of the Cayman Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(nn)    Compliance with PRC Overseas Regulations. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has complied, and has taken all steps to ensure compliance by each of the shareholders, directors and officers of the Company, to the best knowledge of the Company that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment Regulations”), including, without limitation, requesting each such Person to complete any registration and other procedures required under applicable PRC Overseas Investment Regulations (including any applicable rules and regulations of the SAFE).

(oo)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange on August 8, 2006, and as amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Shares or the Offered Securities, the listing and trading of the ADSs on the NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(pp)    Taxes. (A) The Company and the Controlled Entities have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets, except, in each case, for any failure to pay tax or file a tax return or any deficiency that, individually or in the aggregate, would not have a Material Adverse Effect. (B) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(qq)    Insurance. Except as disclosed in the Registration Statement, the General Disclosure Package and Final Prospectus, the Company and the Controlled Entities carry, or are covered by, insurance for the conduct of their respective businesses and the value of their respective properties, if applicable, against such losses and risks and in such amounts as required by the applicable laws and are prudent and customary for the businesses in which they are engaged; neither the Company nor any of the Controlled Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; and there is no material insurance claim made by or against the Company or any of the Controlled Entities, pending, outstanding, or to the knowledge of the Company, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid. The Company will obtain directors’ and officers’ insurance.

(rr)    No Unlawful Payments, Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities or their respective affiliates, nor any of their respective directors, officers or employees, nor to the best knowledge of the Company, any agent or representatives of the Company or of any of the Controlled Entities or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official,” including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and the Controlled Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(ss)    Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or the Controlled Entities, threatened.

(tt)    Economic Sanctions. Neither the Company nor any of the Controlled Entities, nor any director, officer, or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Controlled Entities located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions (as of the date hereof, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea region of Ukraine (each a “Sanctioned Country”)); and the Company represents and covenants that the Company and the Controlled Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company and the Controlled Entities, for the past five years, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or target of Sanctions.

(uu)    Other Offerings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act.

(vv)    Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement (those so filed, collectively, “Filed Document”) , which have not been so described and filed as required. Neither the Company nor any of the Controlled Entities has knowledge that any other party to any Filed Document has any intention not to render full performance as contemplated by the terms thereof.

(ww)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or the Controlled Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xx)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(yy)    Independence of PricewaterhouseCoopers Zhong Tian LLP (“PwC”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(zz)    Stamp Duty. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, under the laws and regulations of the Cayman Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”), no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the issuance of the Offered Securities by the Depositary and the delivery of the Offered Securities to, or for the account of, the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Securities to purchasers thereof in the manner contemplated by this Agreement; (iii) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered Shares; or (iv) the execution and delivery of this Agreement and the Deposit Agreement.

(aaa)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offering Shares other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule [B] hereto.

(bbb)    Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands and Hong Kong and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section [17] of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section [17] of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section [17] hereof.

(ccc)    No Immunity. None of the Company, or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, Hong Kong, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section [17] of this Agreement.

(ddd)    Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, PRC and Hong Kong, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands, Hong Kong or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Hong Kong or PRC.

(eee)    Liquidity. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities.

(fff)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act and including but not limited to the statement in respect of the sufficiency of the Company’s cash and cash equivalent) contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ggg)    FINRA Affiliations. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Controlled Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(hhh)    Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(iii)    No prohibition of payment. None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its respective shareholder (as applicable), from making any other distribution on such subsidiary’s share capital or from repaying to the Company or its respective shareholder (as applicable) any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary to the extent permitted under the applicable laws. .

(jjj)    Employee relationship. The executive officers of the Company as disclosed in the Registration Statement have duly entered into employment agreements with the Company and the terms and conditions of such employment agreements entered into by such executive officers of the Company and the Company do not violate any laws in any material respects. The Company and the Controlled Entities have duly established labor relationships with their respective employees (for the avoidance of doubt, excluding dispatched workers) and have duly paid the social insurances and housing funds for employees of the Controlled Entities except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. Neither the Company nor any of the Controlled Entities has any material obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(kkk)    Non-Compete and Confidentiality. The Company has entered into non-compete agreements and confidentiality agreements with all of its non-independent directors and the executive officers and employees of the Company and Controlled Entities with whom the signing of such agreements are determined by the Company as necessary to protect the intellectual property, know-how and other proprietary information of the Company and the Controlled Entities, and such agreements shall be valid and enforceable during the employment and post-employment periods of such directors, executive officers and employees as specified in the relevant agreements.

(lll)    Data privacy. The Company has adopted and maintained data privacy and security policies designed to comply with applicable laws, and each of the Company and, to the best knowledge of the Company, its Controlled Entities have complied with these policies and third-party obligations (imposed by applicable laws, regulations or contracts) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its Controlled Entities of personally identifiable information and/or any other information collected from or provided by third parties in all material respects; the Company and its Controlled Entities have taken best efforts to protect the information technology systems and data used in connection with the operation of the Company and its Controlled Entities. There has been no material security breach or attack or other compromise of or relating to any such information technology systems or data and no action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to applicable data privacy and security laws is pending or, to the knowledge of the Company, threatened.

(mmm)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors (or a duly constituted and authorized committee thereof) of the Company or, if applicable, a Controlled Entity, and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable Exchange Rules; and (iii) to the extent applicable, each such grant was properly accounted for in accordance with IFRS in the consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(nnn)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required; the report and surveys prepared by Frost & Sullivan was prepared at the Company’s request based on a contractual arrangement which the Company negotiated on an arms’ length basis.

(ooo)    No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities and the Offered Shares contemplated by this Agreement pursuant to the Act, rules and regulations of the Commission under the Act, or the interpretations thereof by the Commission.

(ppp)    No Additional Information. None of the Company, the Controlled Entities, and any of their respective officers, directors, employees, nor, to the knowledge of the Company, any affiliates or agents has provided to any investors in the offering contemplated in this Agreement (whether directly or indirectly, in writing or verbally) any material information, including forward-looking information (whether qualitative or quantitative) concerning the Company or the Controlled Entities that is not included in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(qqq)     Absence of Off-Balance Sheet Transactions. There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per ADS (the “Public Offering Price”) , that number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions).

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the Depositary Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself, as the case may be, at [●] A.M., New York time, on [●], 2020, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per ADS to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice (in the event the number of Optional Securities specified in such notice is less than the total number of Optional Securities set forth in Schedule [A] hereto, the total number of Optional Securities to be sold by the Company shall be reduced proportionally based on the number of Optional Securities the Company has agreed to sell as set forth in Schedule [A] hereto), and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.    Certain Agreements of the Company.

(a)   The Company agrees with the several Underwriters that:

(i)   Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, any Exchange Act Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives’ requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(vii)    Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii)    Payment of Expenses. The Company agrees with the several Underwriters that, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; it is understood, however, that all requests made by the Underwriters for printing and distributing any such preliminary prospectuses, General Disclosure Packages, Final Prospectuses (including any amendments and supplements thereto) and Free Writing Prospectuses shall be approved by the Company in advance; (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(a)(vi) hereof, including filing fees in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, fees and disbursements of counsel to the Underwriters, (v) costs and expenses related to the review by FINRA of the Offered Securities (including (a) filing fees and (b) the reasonable fees and expenses of counsel for the Underwriters relating to such review in an amount not to exceed $85,000), (vi) fees and expenses incident to listing the Offered Securities on NASDAQ and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vii) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of The Depositary Trust Company (“DTC”), (viii) the cost of printing ADRs corresponding to the Offered Securities, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) costs and expenses incurred by the Company relating to any Testing-the-Waters communication, investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and expenses associated with hosting investor meetings or luncheons, travel, meals and lodging expenses of the representatives and officers of the Company, (xi) the document production charges and expenses associated with the printing and delivery of this Agreement, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this section, and (xiii) costs and expenses incurred by the Company in connection with its non-deal road show on April 24, 2019 to May 3, 2019. The Company [will reimburse each Representative’s reasonable expenses incurred by such Representative in connection with Testing-the-Waters Communication, any “road show” or the registration, offering, issuance, sale of the offered securities including but not limited to any marketing or advertising expenses in an amount not exceed $[●].]Any reimbursement of the Underwriters’ expenses may be deducted from the purchase price for the Offered Securities set forth in Section 3 hereof.

(ix)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter; not to invest, or otherwise use the proceeds received by the Company from its sale of the American Depositary Shares in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(x)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xi)    Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration, transfer, issue, capital, value-added or similar tax or duty, including any interest and penalties, on the creation, issue and sale of the Offered Shares or the Offered Securities and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the relevant Underwriter such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable with respect to any withholding or deduction resulting from a present or former connection between the Underwriter and the jurisdiction imposing such tax (other than a connection resulting from this Agreement and the transactions hereunder) or as a result of the failure of any Underwriter to provide a certificate of incorporation, proof of business registration or other similar certification or information concerning the nationality, residence, or identity of the Underwriter that is reasonably requested by the Company in order to reduce or eliminate such withholding or deduction pursuant to the requirements of applicable law.

(xii)     Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or American Depositary Shares or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or American Depositary Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee share options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options, establishments of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, or filing of registration statements on Form S-8 with the Commission relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to a plan in effect on the date hereof. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(xiii)    Agreement to Announce Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 2(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

(xiv)    Deposit Offered Shares. The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(xv)    No Avoidance or Denial of Judgments. (i) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xvi)    PRC Legal Compliance. The Company will comply with any applicable rules and regulations of SAFE (the “SAFE Rules and Regulations”), and will use its best efforts to cause its shareholders and award holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder and award holders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xvii)    Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Act and (b) completion of the Lock-up Period.

(xviii)    Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(xix)    Maintain the Listing Status. The Company will use its best efforts to maintain the listing of the Offered Securities on the NASDAQ.

(xx)    Amend and Supplement the Prospectus. If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law.

(xxi)    Furnish Trademarks and Corporate Logos. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.

(xxii)    Compliance with Securities Laws. The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(xxiii)    Sale of Offered Shares. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(xxiv)    Citizenship of the Shareholders of the VIE and its subsidiaries. The Company agrees that in the event any of the shareholders of the VIE and the subsidiaries of the VIE is no longer a PRC citizen or a PRC entity; or has obtained citizenship or naturalization in any other jurisdiction prior to the Closing, the Company will immediately (i) undertake and cause the transfer of shares in the VIE owned by such shareholder to existing shareholders of the respective VIE or such other persons who are PRC citizens and who do not have applications for naturalization pending in any other jurisdiction so as to comply with the terms of any Licenses necessary or material to the conduct of the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (ii) cause the amendment and the execution and delivery of the relevant VIE Agreements so as to become valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and (iii) to complete any required filing or registration with any person (including any governmental agency or body or any court) pursuant to relevant PRC law, statutes or any order, rule or regulation of any PRC governmental agency and the VIE Agreements.

6.    Free Writing Prospectuses and Testing-the-Water Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, which consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers Zhong Tian LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on each Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(b)    Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than [10:00 P.M.], New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any securities of the Company or any of the Controlled Entities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) (iii) any change in either U.S. or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NASDAQ, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or PRC authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)    Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)     Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion of Walkers (Hong Kong), Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)     Opinion of Hong Kong counsel for the Company. The Representatives shall have received an opinion of Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g)    Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion of Shihui Partners, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h)     Opinion of U.S. Counsel for Underwriters. The Representatives shall have received an opinion and negative assurance letter of Clifford Chance US LLP, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i)     Opinion of PRC Counsel for the Underwriters. The Representatives shall have received an opinion of Fangda Partners, PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)     Opinion of Depositary’s Counsel. The Representatives shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)    Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate; and with respect to such other matters as the Representatives may reasonably require.

(l)    Chief Financial Officer’s Certificate. The Representatives shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(m)    Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters, each substantially in the form and substance set forth in Exhibit A, executed by each of the persons as set forth in Schedule D, and such lock-up letters shall be in full force and effect on the Closing Date.

(n)    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement which shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the American Depositary Shares representing such Offered Shares in accordance with the Deposit Agreement.

(o)    Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(p)    Depositary Side Letter. The Company shall have entered into a side letter agreement with the Depositary in the form and substance acceptable to the Representatives (the “Depositary Letter”), instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept any deposit of any Ordinary Shares in the Company’s American Depositary Shares representing the Ordinary Shares, except as otherwise instructed in the Depositary Letter. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of each of the Representatives.

(q)    Listing. The Offered Securities shall have been approved for listing on the [NASDAQ], subject only to official notice of issuance.

(r)    No FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(s)     Requested Information. On such Closing Date, as the case may be, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(t)    Representatives and Warranties. The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the date hereof and each Closing Date, and the Company has complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before each Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution.

(a)    Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its respective partners, members, directors, officers, employees, agents, affiliates and such affiliates’ directors, officers, employees and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Underwriter Indemnified Party by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the name of such Underwriter appearing in the first paragraph (for the avoidance of doubt, including the first table), the concession figures appearing in the sixth paragraph, and the disclosure on stabilizing transactions contained in the [fourteenth] paragraph under the section headed “Underwriting.”

(c)    Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a) or (b) above, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing but the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above. The Indemnifying party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and the Underwriters on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).

9.    Default of Underwriters.

(a)     If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section [12] (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section [9] hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses [(including fees and disbursements of counsel)] reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section [8] hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section [2] and all obligations under Section [5] shall also remain in effect.

12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and c/o China International Capital Corporation Hong Kong Securities Limited, 29th Floor, One International Finance Centre, 1 Harbour View Street, Central Hong Kong, Attention: [●], or, if sent to the Company, will be mailed, delivered or sent and confirmed to 1-2/F, Building 11, Zone 1, No.8 Life Science Parkway Changping District, Beijing, People’s Republic of China, attention: [●]; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.    Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by either Representative will be binding upon all the Underwriters.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)    Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section [12], shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

18.    Judgment Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

19.    Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

Genetron Holdings Limited

By:
Name:
Title:

[Signature page to Underwriting Agreement - Company]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

[Signature page to Underwriting Agreement - Representatives]

SCHEDULE A

Underwriters	Number of Firm Securities to Be Purchased	Number of Optional Securities to be Purchases if maximum Option Exercised
[Credit Suisse Securities (USA) LLC
China International Capital Corporation Hong Kong Securities Limited
BTIG, LCC
Canaccord Genuity LLC]
Total:	[●]	[●]

[Schedule A]

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1)	[●]

2)	[●]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1)	The initial price to the public of the Offered Securities

2)	[●]

[Schedule B]

SCHEDULE C

SUBSIDIARIES OF THE COMPANY

THE CONSOLIDATED VARIABLE INTEREST ENTITY OF THE COMPANY

SUBSIDIARIES OF THE VIE

[Schedule C]

SCHEDULE D

LIST OF LOCK-UP PERSONS

All Existing Shareholders as of the date of this Agreement

All Directors and Officers as Disclosed in the Registration Statement

All Awards Grantees

[Schedule D]

EXHIBIT A

FORM OF LOCK-UP LETTER

            , 20

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

U.S.A.

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

As Representatives of the several Underwriters named in the Underwriting Agreement.

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC and China International Capital Corporation Hong Kong Securities Limited, as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Genetron Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of American Depositary Shares (“ADSs”), representing ordinary shares, par value US$0.00002 per share, of the Company (“Ordinary Shares”). The undersigned is a record or beneficial owner of ADSs, Ordinary Shares, or securities convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares (collectively, “Securities”).

As an inducement to the underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge or otherwise transfer or dispose of, directly or indirectly, any Securities, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. The foregoing sentence shall not apply to (i) any Securities acquired by the undersigned in the Public Offering (other than any issuer-directed Securities purchased in the Public Offering by an officer or director of the Company) or in the open market, (ii) transfers of Securities as a bona fide gift, (iii) distributions of Securities to limited partners or shareholders of the undersigned, (iv) transfers of Securities to immediate family members or trust beneficially owned and controlled by the undersigned, and for the undersigned or any family member of the undersigned, may be made; provided that in the case of any transfer pursuant to clause (ii), (iii) or (iv) (a) each donee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter prior to such transfer, (b) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period and (c) such transfer shall not involve a disposition for value, (v) exercise of the undersigned’s rights to acquire ADSs or Ordinary Shares upon the exercise of options that were granted under the Company’s 2019 Genetron Health Share Inventive Plan (the “2019 Plan”) and/or 2019 Genetron Health Share Incentive Scheme (the “2019 Scheme”) (it being understood that any subsequent sale, transfer or disposition of any ADSs or Ordinary Shares issued upon exercise of such options under the 2019 Plan and/or the 2019 Scheme shall be subject to the restrictions set forth in this Agreement), (vi) ADSs or Ordinary Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting, provided that such ADSs or Ordinary Shares will not be then offered or sold during the Lock-Up Period, or (vii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that such plan does not provide for the transfer of Securities during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities under the U.S. Securities Act of 1933, as amended. For purposes of this Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

[Exhibit A]

The Lock-Up Period will commence on the date of this Agreement and continue and include the date that is 180 days after the date of the final prospectus used to sell the ADSs (the “Public Offering Date”) or such earlier date that the Representatives consent to in writings.

In furtherance of the foregoing, the undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities if such transfer would constitute a violation or breach of this Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Agreement shall be binding on the undersigned and the successors, heirs, legal representatives and assigns of the undersigned. This Agreement shall terminate and become null and void if (i) the Public Offering Date shall not have occurred on or before June 30, 2020, (ii) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering is withdrawn, (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Securities to be sold under the Underwriting Agreement, or (iv) upon the expiration of the Lock-Up Period, whichever is earlier.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Exhibit A]

EXHIBIT B

FORM OF PRESS RELEASE

Genetron Holdings Limited

[Date]

Genetron Holdings Limited (the “Company”) announced today that [        /        ], acting on behalf of the joint bookrunners (the “Joint Bookrunners”) in the Company’s recent public sale of American Depositary Shares, each representing ordinary shares of the Company (the “Ordinary Shares”), is [waiving] [releasing] a lock-up restriction with respect to Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Exhibit B]